Exhibit 10.23

DUPONT FABROS TECHNOLOGY, INC.

Stock Award Agreement

THIS STOCK AWARD AGREEMENT (the “Agreement”), effective as of the 18th day of October, 2007, governs the Stock Award granted by DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation (the “Company”), to STEVEN G. OSGOOD (the “Participant”), in accordance with and subject to the provisions of the Company’s 2007 Equity Compensation Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Awards. In accordance with the Plan, and effective as of October 18, 2007 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Stock Award of              shares of Common Stock (the “Stock Award”).

2. Vesting. The Participant’s interest in one-half of the shares of Common Stock covered by the Stock Award shall be vested and nonforfeitable on January 2, 2008, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until January 2, 2008. The Participant’s interest in the remaining shares of Common Stock covered by the Stock Award shall be vested and nonforfeitable on July 24, 2008, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until July 24, 2008. Notwithstanding the two preceding sentences, the Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall be vested and nonforfeitable on the date of the Participant’s death if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of his death. Any shares of Common Stock covered by the Stock Award that are not vested and nonforfeitable on or before the date of the Participant’s termination of employment with the Company and its Affiliates shall be forfeited on the date that such employment terminates.

3. Transferability. Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable under Section 2 cannot be transferred. The shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable under Section 2.

4. Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights as a shareholder of the Company with respect to the shares of Common Stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends on the shares. Notwithstanding the preceding sentence, any shares of Common Stock issued with respect to the Common Stock covered by the Stock Award in a stock dividend, stock split, etc., shall be vested and transferable to the extent that this Stock Award has become vested and transferable under Section 2.

5. Withholding. The Participant and the Company shall make arrangements acceptable to the Company for the satisfaction of any federal, state and local tax withholding requirements associated with the Stock Award.

6. No Right to Continued Employment. The grant of the Stock Award does not give the Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

7. Custody of Certificate; Stock Power. The certificate evidencing the shares of Common Stock covered by the Stock Award (and any shares issued with respect to those shares) shall be held by, or on behalf of, the Company until the shares are vested and transferable under Section 2. The Participant hereby appoints the Company’s Secretary or his or her successor, as the true and lawful attorney of the Participant, to endorse and execute for and in the name and stead of the Participant any certificates evidencing the shares of Common Stock covered by the Stock Award (and any shares issued with respect to those shares) that are forfeited under Section 2.

8. Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

9. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

10. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions of the Plan.

11. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and his or her successors in interest and the successors of the Company.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement effective as of the date set forth above.

DUPONT FABROS TECHNOLOGY, INC.	STEVEN G. OSGOOD
By:
Name:
Title:

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